Exhibit 10.1

SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

THIS SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this “Amendment”) is dated as of May 13, 2022 and is executed and delivered by and between REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the “Company” and a “Credit Party”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the “Lender”). Except as otherwise set forth herein, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Effective Agreement (as defined below and as amended by this Amendment).

RECITALS

A. Reference is made to that certain Letter of Credit Reimbursement Agreement, dated as of May 17, 2017, by and between the Company and the Lender (as may be amended by the First Amendment to Letter of Credit Reimbursement Agreement, dated June 14, 2019, the “Effective Agreement”).

B. The Company has requested certain amendments to the Effective Agreement as provided herein and the Lender has agreed to these requests, but only upon and subject to the terms and conditions set forth herein.

AGREEMENT

1. Amendment. Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Effective Agreement is hereby amended as follows:

(a) The following defined terms in Section 1.01 of the Effective Agreement are amended and restated in their entirety as follows:

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitment pursuant to Section 2.03, and (c) the date of termination of the Commitment pursuant to Section 8.02.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by the holders of the Company’s equity interests in accordance with the Company’s organizational documents (in effect as of the Second Amendment Effective Date) and was not formally opposed by the board of directors or equivalent governing body of the Company.

“Disclosure Letter” means the letter provided by the Credit Parties to the Lender as of the Second Amendment Effective Date.

“Existing Guaranty” means (a) any Guaranty outstanding on the Second Amendment Effective Date, to the extent described in the Disclosure Letter, and (b) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (i) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (ii) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced, (iii) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced at the time of such renewal, extension or replacement and (iv) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

“Maturity Date” means November 17, 2023.

(b) The definition of Permitted Liens in Section 1.01 of the Effective Agreement is hereby amended by amending and restating clause (g) thereof as follows:

(g) any Lien in existence on the Second Amendment Effective Date to the extent set forth in the Disclosure Letter, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Second Amendment Effective Date to the extent set forth in such Disclosure Letter;

(c) The following new defined term is hereby added to Section 1.01 of the Effective Agreement in appropriate alphabetical order:

“Second Amendment Effective Date” means May 13, 2022.

(d) Section 1.03(a) of the Effective Agreement is hereby amended by deleting in its entirety the last sentence thereof.

(e) Section 5.13 of the Effective Agreement is hereby amended and restated in its entirety as follows:

5.13 Subsidiaries. The Disclosure Letter sets forth, as of the Second Amendment Effective Date, all of the Subsidiaries, their jurisdictions of incorporation or organization and the percentages of the various classes of their Equity Interests owned by such Credit Party and indicates which Subsidiaries are Consolidated Subsidiaries. Such Credit Party or another Subsidiary of the Company, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by Law) to receive dividends and distributions on, all Equity Interests indicated in the Disclosure Letter as owned by such Credit Party or such Subsidiary of the Company. Except as provided in the Disclosure Letter, all such Equity Interests have been duly authorized and issued and are fully paid and non-assessable.

(f) Section 5.17 of the Effective Agreement is hereby amended and restated in its entirety as follows:

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct taxpayer identification number of the Company and each Credit Party that is a party hereto on the Second Amendment Effective Date is set forth in the Disclosure Letter. The true and correct unique identification number of each Credit Party that does not have a taxpayer identification number and is a party hereto on the Second Amendment Effective Date is set forth in the Disclosure Letter.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective on the date hereof upon the satisfaction of the following conditions precedent:

(a) the Lender’s receipt of executed counterparts of this Amendment, sufficient in number for distribution to the Lender and the Company;

(b) the Lender’s receipt of a customary certificate duly executed by an authorized officer of the Company, attaching (i) a copy of the articles of incorporation of the Company duly certified by the Secretary of State of the State of Missouri as of a recent date; (ii) a copy of the by-laws of the Company, duly certified by an authorized officer of the Company as being in full force and effect; (iii) a copy of the Company’s resolutions certified by an authorized officer of the Company authorizing the Company to enter into this Amendment and the transactions contemplated by the Facility Documents to which the Company is a party and evidencing the authority of the officer(s) named therein to sign this Amendment, the Facility Documents and such other documents on behalf of the Company as the Lender shall require; (iv) a certificate of incumbency and specimen signatures of the authorized signers of the Facility Documents issued by the secretary or assistant secretary of the Company; and (v) a certificate of good standing duly certified by the Secretary of State of the State of Missouri;

(c) the representations and warranties set forth in Section 3 hereof shall be true and correct in all respects on and as of the date hereof; and

(d) the Lender’s receipt payment in full of all fees and expenses invoiced and due to the Lender in connection with this Amendment and the other Facility Documents.

The satisfaction of the conditions precedent specified in this Section 2 and the effectiveness of this Amendment shall be confirmed by the Lender to the Company upon satisfaction.

3. Representations and Warranties. The Company hereby represents and warrants to the Lender as follows:

(a) as of the date hereof, after giving effect to this Amendment, no Default exists;

(b) the representations and warranties of the Credit Parties contained in Article V of the Effective Agreement are true and correct in all respects on and as of the date hereof except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(c) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law; and

(d) the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action, and do not (a) contravene the terms of any of the Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any Law.

4. Severability. If any provision of this Amendment or the other Facility Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Facility Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 9.13(b), (c) and (d) and Section 9.14 of the Effective Agreement with respect to submission of jurisdiction, waiver of venue, service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties agree to such terms.

6. Reference to and Effect on Facility Documents. As of the effective date of the Amendment and thereafter, each reference in Effective Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other Facility Documents to the Effective Agreement (including, without limitation, by means of words like “thereunder,” thereof” and words of like import), shall mean and be a reference to the Effective Agreement as amended hereby, and this Amendment and the Effective Agreement shall be read together and construed as a single instrument. Except as expressly modified hereby, the terms and provisions of the Effective Agreement and each Facility Document shall remain in full force and effect and is hereby ratified and confirmed in all respects by the Company. This Amendment is a Facility Document. The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Lender under any of the Facility Documents nor constitute a waiver of any provision of any of the Facility Documents.

7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Facility Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 2, this Amendment shall become effective when it shall have been executed by both parties. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

8. Guaranty Ratification. The Company reaffirms its obligations under Article X (Continuing Company Guaranty) of the Effective Agreement and certifies that the Company Guaranty remains in full force and effect.

Signature pages follow.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

REINSURANCE GROUP OF AMERICA, INCORPORATED, as the Company

By:	/s/ Jeffrey A. Boyer
Jeffrey A. Boyer
Vice President and Assistant Treasurer

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as the Lender

By:	/s/ Jorge Fries
Name:	Jorge Fries
Title:	Managing Director

By:	/s/ Frederic Bambuck
Name:	Frederic Bambuck
Title:	Executive Director

REINSURANCE GROUP OF AMERICA, INCORPORATED

SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT